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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the registration statement on Form S-8 for the 1997 Long-Term Equity Incentive Plan and the Employee Stock Purchase Plan of Province Healthcare Company of our report dated December 5, 1999, with respect to the combined financial statements of the Tenet Province Hospitals and certain affiliate entities included in this Current Report (Form 8-K/A Amendment No. 1) of Province Healthcare Company, dated December 17, 1999.



                                        /s/ KPMG LLP



Dallas, Texas
December 15, 1999